Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pennsylvania Commerce Bancorp, Inc.
Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement of our report dated March 7, 2008, relating to the consolidated financial statements of Pennsylvania Commerce Bancorp, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
February 3, 2009